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                                                                    EXHIBIT 23.1





               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

         We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Schuff Steel Company 1997 Stock Option Plan (Amended and Restated as of April 24, 1998) of our report dated February 20, 1998, except for Note 16 as to which the date is March 18, 1998, with respect to the consolidated financial statements of Schuff Steel Company included in its Annual Report (Form 10-K) for the year ended December 31, 1997, filed with the Securities and Exchange Commission.

                                                  /s/ ERNST & YOUNG LLP






Phoenix, Arizona
October 27, 1998


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